Exhibit 23

Consent of Independent Registered Certified Public Accounting Firm

      We hereby consent to the incorporation by reference in the joint Registration Statements on Form S-3 of Carnival Corporation and Carnival plc (File Nos. 333-113310, 333-106850, 333-106553, 333-72729, 333-68999, 333-43269
and 333-13230601), the Registration Statements on Form S-8 of Carnival Corporation (File Nos. 333-125418, 333-105672, 333-87036, 333-67394, 333-60558,
333-43885, 33-53099, 33-51195, 33-45287 and 33-26898) and the Registration
Statements on Form S-8 of Carnival plc (File Nos. 333-125418, 333-124640, 333-104609, 333-84968, 333-13794 and 333-12742), of our report, dated February
8, 2006, except for dry-dock costs and reclassifications as discussed in Note 2, for which the date is November 6, 2006 relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this joint Current Report on Form 8-K.


/s/PricewaterhouseCoopers LLP

Miami, Florida
November 6, 2006